Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the First  Fiscal Quarter Ended September 30, 2018

First Fiscal Quarter 2019 Financial Highlights

•

$641.1 million of consolidated revenue; including $536.1 million from the Communications Infrastructure  segments and $105.0 million from the Allstream segment. Reported Revenue includes a $0.4 million negative impact from the adoption of the new accounting standard, Revenue from Contracts with Customers.

•	Net income of $22.1 million, including $25.5 million from the Communications Infrastructure segments and a net loss of $3.4 million from the Allstream segment;
•

$319.4 million of adjusted EBITDA, including $298.6 million from Communications Infrastructure and $20.8 million from the Allstream segment.  Reported adjusted EBITDA includes a $1.6 million negative impact from the adoption of the new accounting standard, Revenue from Contracts with Customers.

•

Bookings of $7.3 million, gross installs of $7.6 million, churn of 1.2% and net installs of $1.0 million, all on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, excluding the Allstream segment.

•	Adjusted unlevered free cash flow of $130.4 million.

BOULDER, Colo., November 7, 2018 – Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), a global leader in Communications Infrastructure, announced results for the three months ended September 30, 2018.

First quarter operating income increased by $3.9 million and net income decreased by $20.7 million over the previous quarter.  Basic and diluted net income per share during the first fiscal quarter was $0.09.  During the three months ended September 30, 2018,  capital expenditures were $182.5 million.

As of September 30, 2018, the Company had $353.9 million of cash and $441.9 million available under its revolving credit facility.  Refer to “Recent Developments” below for information on borrowings subsequent to September 30, 2018.

Recent Developments

Scott-Rice Telephone Co

On July 31, 2018, the Company closed the sale of Scott-Rice Telephone Co (“SRT”) for $42.2 million to Nuvera (formerly New Ulm Telecom, Inc.). The Company recognized a pre-tax gain of $5.5 million on the sale. The Company acquired SRT as part of its March 2017 purchase of Electric Lightwave and it was reported as part of the Allstream segment. The Company concluded that SRT was not a significant disposal group and did not represent a strategic shift, and therefore was not classified as discontinued operations. Scott Rice had a net loss before taxes of $1.6 million for the year ended June 30, 2018.

Share Repurchases and Revolving Credit Facility Borrowings

Under the Company’s outstanding share repurchase authorization, during the three months ended September 30, 2018, the Company repurchased 6,229 shares of its outstanding common stock at an average price of $34.00, or $0.2 million. Subsequent to September 30, 2018 and through November 6, 2018 the Company repurchased 12,966,527 shares of its outstanding common stock at an average price of $31.02, or $402.3 million. This results in $4.0 million remaining under the $500.0 million share repurchase authorization which expires on November 7, 2018. The share repurchases were partially funded by an aggregate amount of $200.0 million of borrowings under the Company’s revolving credit facility during October and November resulting in $241.9 million in availability under the revolving credit facility.

First Fiscal Quarter Financial Results

Three Months Ended September 30, 2018 and June 30, 2018

(in millions)

	Three months ended
	September 30, 2018	June 30, 2018
Revenue	$641.1	$657.2
Annualized revenue growth	-10%
Operating income	122.8	118.9

Income from operations before income taxes	42.6	19.4
Provision/(benefit) for income taxes	20.5	(23.4)
Net income	$22.1	$42.8

Adjusted EBITDA	$319.4	$323.6
Annualized Adjusted EBITDA growth	-5%
Adjusted EBITDA margin	50%	49%

Levered free cash flow	$59.3	$43.8

Three Months Ended September 30, 2018 and September 30, 2017

(in millions)

	Three months ended
	September 30, 2018	September 30, 2017
Revenue	$641.1	$643.1
Year-over-year revenue growth	0%
Operating income	122.8	95.5

Income from operations before income taxes	42.6	28.7
Provision for income taxes	20.5	5.4
Net income	$22.1	$23.3

Adjusted EBITDA	$319.4	$316.4
Year-over-year Adjusted EBITDA growth	1%
Adjusted EBITDA margin	50%	49%

Levered free cash flow	$59.3	$75.4

Conference Call

Zayo will hold a conference call to report the first fiscal quarter 2019 results at 5:00 p.m. EST, November 7, 2018. To participate on the live call, listeners in the U.S. may dial 866-737-5498 and international listeners may dial 412-858-4607; please request to join the Zayo Group call. During the call, the Company will review an earnings presentation that summarizes the financial, operational and commercial highlights of the quarter. This earnings presentation, a live webcast of the conference call, and a supplemental earnings presentation will be made available through the Investor Relations section of the Company’s website at investors.zayo.com.

About Zayo

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure solutions, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 130,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides users with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth. For more information, visit zayo.com.

Forward Looking Statements

Information contained in this earnings release that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets. Specifically, there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K filed on August 24, 2018 (as amended by the Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on September 20, 2018, our “Annual Report”). We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the quarter ended September 30, 2018 included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC and the Company’s audited consolidated financial statements and notes thereto for the year ended June 30, 2018 included in the Company’s Annual Report.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, adjusted unlevered free cash flow and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 15 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from operations before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/(losses) on intercompany loans, gains/(losses) on business dispositions and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted unlevered free cash flow is defined as Adjusted EBITDA less purchases of property and equipment, net of stimulus grants, plus additions to deferred revenue, less non-cash monthly amortized revenue. Levered free cash flow is defined as net cash provided by operating activities less purchases of property and equipment, net of stimulus grants. Adjusted unlevered free cash flow and levered free cash flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. In addition to Adjusted EBITDA, management uses adjusted unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, adjusted unlevered free cash flow:

•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;

▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity. See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for quantitative reconciliations of adjusted unlevered free cash flow and levered free cash flow, each to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this earnings release and in a supplemental earnings presentation. A glossary of terms used throughout and the supplemental earnings presentation are available under the investor section of the Company’s website at http://investors.zayo.com.

Consolidated Financial Information

Consolidated Statements of Operations

(in millions, except per share data)

	Three months ended September 30,
	2018	2017
Revenue	$641.1	$643.1
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	228.4	235.7
Selling, general and administrative expenses	122.1	128.1
Depreciation and amortization	167.8	183.8
Total operating costs and expenses	518.3	547.6
Operating income	122.8	95.5
Other expenses
Interest expense	(82.2)	(73.6)
Loss on extinguishment of debt	—	(4.9)
Foreign currency (loss)/gain on intercompany loans	(4.6)	10.8
Other income, net	6.6	0.9
Total other expenses, net	(80.2)	(66.8)
Income from operations before income taxes	42.6	28.7
Provision for income taxes	20.5	5.4
Net income	$22.1	$23.3

Weighted-average shares used to compute net income per share:
Basic	246.4	246.5
Diluted	247.8	248.0
Net income per share:
Basic and diluted	$0.09	$0.09

Consolidated Balance Sheets

(in millions, except share amounts)

	September 30,	June 30,
	2018	2018
Assets
Current assets
Cash and cash equivalents	$353.9	$256.7
Trade receivables, net of allowance of $11.2 and $11.1 as of September 30, 2018 and June 30, 2018, respectively	227.2	235.6
Prepaid expenses	68.2	74.1
Other current assets	31.6	29.7
Assets held for sale	—	41.8
Total current assets	680.9	637.9
Property and equipment, net	5,524.7	5,427.6
Intangible assets, net	1,192.5	1,212.1
Goodwill	1,710.2	1,719.1
Deferred income taxes, net	36.2	37.6
Other assets	170.4	175.6
Total assets	$9,314.9	$9,209.9
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$41.9	$45.9
Accrued liabilities	311.5	312.3
Accrued interest	85.4	72.6
Current portion of long-term debt	5.0	5.0
Capital lease obligations, current	10.5	11.9
Deferred revenue, current	171.6	162.9
Liabilities associated with assets held for sale	—	6.1
Total current liabilities	625.9	616.7
Long-term debt, non-current	5,691.3	5,690.1
Capital lease obligation, non-current	142.9	121.6
Deferred revenue, non-current	1,085.6	1,076.3
Deferred income taxes, net	162.1	147.1
Other long-term liabilities	52.3	57.8
Total liabilities	7,760.1	7,709.6

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and June 30, 2018, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 247,132,693 and 246,438,483 shares issued and outstanding as of September 30, 2018 and June 30, 2018, respectively	0.2	0.2
Additional paid-in capital	1,907.7	1,881.6
Accumulated other comprehensive loss	(9.2)	(15.5)
Accumulated deficit	(343.9)	(366.0)
Total stockholders' equity	1,554.8	1,500.3
Total liabilities and stockholders' equity	$9,314.9	$9,209.9

Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net income	$22.1	$23.3
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	167.8	183.8
Loss on extinguishment of debt	—	4.9
Gain on sale of SRT	(5.5)	—
Non-cash interest expense	2.5	2.4
Stock-based compensation	26.7	27.8
Amortization of deferred revenue	(37.0)	(32.4)
Foreign currency loss/(gain) on intercompany loans	4.6	(10.8)
Deferred income taxes	15.9	2.7
Provision for bad debts	1.5	0.8
Non-cash loss on investments	0.3	0.1
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	4.5	(32.0)
Accounts payable and accrued liabilities	9.0	53.4
Additions to deferred revenue	30.5	40.5
Other assets and liabilities	(1.1)	4.3
Net cash provided by operating activities	241.8	268.8
Cash flows from investing activities
Purchases of property and equipment	(182.5)	(193.4)
Proceeds from sale of SRT, net of cash held in escrow	39.0	—
Net cash used in investing activities	(143.5)	(193.4)

Cash flows from financing activities
Proceeds from debt	—	312.8
Principal payments on long-term debt	(1.3)	(311.9)
Principal payments on capital lease obligations	(1.9)	(1.7)
Payment of debt issue costs	—	(3.4)
Common stock repurchases	(0.2)	—
Cash paid for Santa Clara acquisition financing arrangement and other	(3.3)	(1.3)
Net cash used in financing activities	(6.7)	(5.5)
Net cash flows	91.6	69.9
Effect of changes in foreign exchange rates on cash	2.2	0.6
Net increase in cash, cash equivalents and restricted cash	93.8	70.5
Cash, cash equivalents and restricted cash, beginning of year	261.3	225.2
Cash, cash equivalents and restricted cash, end of period	$355.1	$295.7

Supplemental disclosure of non-cash investing and financing activities:
Cash paid for interest, net of capitalized interest	$63.4	$54.3
Cash paid for income taxes	$2.0	$1.4
Non-cash purchases of equipment through capital leasing	$21.9	$0.1
Non-cash purchases of equipment through nonmonetary exchange	$31.1	$1.5
(Decrease)/Increase in accounts payable and accrued expenses for purchases of property and equipment	$(2.4)	$(18.0)

Adjusted unlevered free cash flow of $130.4
Reconciliation of cash, cash equivalents, and restricted cash:	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2017
Cash and cash equivalents	$353.9	$256.7	$291.2	$220.7
Restricted cash included in other assets	1.2	4.6	4.5	4.5
Total cash, cash equivalents and restricted cash	$355.1	$261.3	$295.7	$225.2

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended
	September 30, 2018	June 30, 2018	September 30, 2017
Reconciliation of Adjusted EBITDA:
Net income	$22.1	$42.8	$23.3
Interest expense	82.2	77.8	73.6
Provision for income taxes	20.5	(23.4)	5.4
Depreciation and amortization	167.8	176.1	183.8
Transaction costs	0.7	1.1	8.3
Stock-based compensation	26.7	26.2	27.8
Loss on extinguishment of debt	—	—	4.9
Foreign currency (gain)/loss on intercompany loans	4.6	22.4	(10.8)
Gain on business disposition	(5.5)	—	—
Non-cash loss on investments	0.3	0.6	0.1
Adjusted EBITDA	$319.4	$323.6	$316.4

Reconciliation of adjusted unlevered free cash flow:
Net cash provided by operating activities	$241.8	$251.8	$268.8
Cash paid for interest, net of capitalized interest	63.4	85.1	54.3
Cash paid for income taxes	2.0	3.4	1.4
Transaction costs	0.7	1.1	8.3
Provision for bad debts	(1.5)	0.7	(0.8)
Additions to deferred revenue	(30.5)	(74.8)	(40.5)
Amortization of deferred revenue	37.0	36.0	32.4
Other changes in operating assets and liabilities	6.5	20.3	(7.5)
Adjusted EBITDA	319.4	323.6	316.4
Purchases of property and equipment	(182.5)	(208.0)	(193.4)
Additions to deferred revenue	30.5	74.8	40.5
Amortization of deferred revenue	(37.0)	(36.0)	(32.4)
Adjusted unlevered free cash flow	$130.4	$154.4	$131.1

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$241.8	$251.8	$268.8
Purchases of property and equipment, net	(182.5)	(208.0)	(193.4)
Levered free cash flow, as defined	$59.3	$43.8	$75.4

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended September 30, 2018
	Zayo Consolidated	Allstream	Consolidated Excluding Allstream
Reconciliation of Adjusted EBITDA:
Net income/(loss)	$22.1	$(3.4)	$25.5
Interest expense	82.2	4.0	78.2
Provision for income taxes	20.5	7.1	13.4
Depreciation and amortization	167.8	18.4	149.4
Transaction costs	0.7	0.2	0.5
Stock-based compensation	26.7	—	26.7
Foreign currency loss on intercompany loans	4.6	—	4.6
Gain on business disposition	(5.5)	(5.5)	—
Non-cash loss on investments	0.3	—	0.3
Adjusted EBITDA	$319.4	$20.8	$298.6

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$241.8	$9.4	$232.4
Purchases of property and equipment, net	(182.5)	(4.6)	(177.9)
Levered free cash flow, as defined	$59.3	$4.8	$54.5

	For the three months ended September 30, 2018
	Fiber Solutions (1)	Transport (1)	Enterprise Networks (1)	zColo (1)	Allstream	Other (1)	Corp/ Eliminations (1)	Total
	(in millions)
Net income/(loss)	$49.4	$(4.1)	$10.2	$(12.3)	$(3.4)	$0.4	$(18.1)	$22.1
Interest expense	45.9	13.9	7.6	10.8	4.0	—	—	82.2
Provision for income taxes	—	—	—	—	7.1	—	13.4	20.5
Depreciation and amortization expense	71.7	39.8	11.2	26.2	18.4	0.5	—	167.8
Transaction costs	—	0.1	0.2	0.2	0.2	—	—	0.7
Stock-based compensation	11.2	7.4	4.8	3.1	—	0.2	—	26.7
Foreign currency loss on intercompany loans	—	—	—	—	—	—	4.6	4.6
Gain on business disposition	—	—	—	—	(5.5)	—	—	(5.5)
Non-cash loss on investments	0.2	—	—	—	—	—	0.1	0.3
Adjusted EBITDA	$178.4	57.1	34.0	28.0	20.8	1.1	—	319.4

 (1) These segments are included in Communications Infrastructure

Effective July 1, 2018, the Company adopted the requirements of ASC 606 – Revenue from Contracts with Customers using the full retrospective transition method. The full retrospective transition method requires the Company to restate each prior reporting period presented.  The impact of these changes to the reportable segments have been retrospectively presented in our Form 10-Q for the period ended September 30, 2018 and will be retrospectively presented in all future filings as shown below:

	Three months ended June 30, 2018
	Fiber Solutions (1)	Transport (1)	Enterprise Networks (1)	zColo (1)	Allstream	Other (1)	Corp/ Eliminations (1)	Total
Revenue from external customers	$225.2	$169.9	$85.0	$60.3	$111.0	$5.8	$—	$657.2
Adjusted EBITDA	173.5	56.3	36.7	32.1	23.8	0.9	0.3	323.6

Net income/(loss) to Adjusted EBITDA:
Net income/(loss)	60.6	(6.7)	12.6	(13.7)	12.8	0.3	(23.1)	42.8
Interest expense	42.8	12.6	7.5	10.6	4.2	—	0.1	77.8
Provision/(benefit) for income taxes	—	—	—	—	(22.8)	—	(0.6)	(23.4)
Depreciation and amortization	58.2	43.0	11.6	32.2	29.3	0.4	1.4	176.1
Transaction costs	0.5	0.2	0.1	—	0.3	—	—	1.1
Stock-based compensation	10.9	7.2	4.9	3.0	—	0.2	—	26.2
Foreign currency loss on intercompany loans	—	—	—	—	—	—	22.4	22.4
Non-cash loss on investments	0.5	—	—	—	—	—	0.1	0.6
Adjusted EBITDA	$173.5	$56.3	$36.7	$32.1	$23.8	$0.9	$0.3	$323.6

	Three months ended March 31, 2018
	Fiber Solutions (1)	Transport (1)	Enterprise Networks (1)	zColo (1)	Allstream	Other (1)	Corp/ Eliminations (1)	Total
Revenue	$213.3	$166.5	$86.1	$59.6	$117.7	$5.8	$—	$649.0
Adjusted EBITDA	170.9	55.0	36.2	28.7	26.8	1.7	0.1	319.4

Net income/(loss) to Adjusted EBITDA:
Net income/(loss)	36.6	(3.0)	10.6	(7.5)	(7.3)	1.1	(7.0)	23.5
Interest expense	41.0	12.5	7.4	10.4	4.1	—	(0.1)	75.3
Provision/(benefit) for income taxes	—	—	—	—	—	—	21.0	21.0
Depreciation and amortization	83.9	39.6	14.5	23.4	29.0	0.5	—	190.9
Transaction costs	1.3	0.7	0.6	0.3	0.4	—	—	3.3
Stock-based compensation	8.0	5.2	3.1	2.1	0.6	0.1	0.1	19.2
Foreign currency loss on intercompany loans	—	—	—	—	—	—	(13.9)	(13.9)
Non-cash loss on investments	0.1	—	—	—	—	—	—	0.1
Adjusted EBITDA	$170.9	$55.0	$36.2	$28.7	$26.8	$1.7	$0.1	$319.4

	Three months ended December 31, 2017
	Fiber Solutions (1)	Transport (1)	Enterprise Networks (1)	zColo (1)	Allstream	Other (1)	Corp/ Eliminations (1)	Total
Revenue	$203.4	$166.0	$93.9	$59.9	$123.5	$6.4	$—	$653.1
Adjusted EBITDA	167.7	57.1	41.1	31.0	31.2	0.9	(0.1)	328.9

Net income/(loss) to Adjusted EBITDA:
Net income/(loss)	16.4	(4.0)	18.6	(3.0)	2.2	0.2	(17.2)	13.2
Interest expense	42.1	12.4	7.1	7.7	3.9	—	(0.1)	73.1
Provision/(benefit) for income taxes	—	—	—	—	—	—	20.4	20.4
Depreciation and amortization	99.8	42.2	11.0	22.8	19.5	0.4	—	195.7
Transaction costs	1.4	1.0	0.7	0.5	2.2	—	0.1	5.9
Stock-based compensation	7.7	5.5	3.7	3.0	3.4	0.3	(0.1)	23.5
Foreign currency gain on intercompany loans	—	—	—	—	—	—	(3.1)	(3.1)
Non-cash loss on investments	0.3	—	—	—	—	—	(0.1)	0.2
Adjusted EBITDA	$167.7	$57.1	$41.1	$31.0	$31.2	$0.9	$(0.1)	$328.9

	Three months ended September 30, 2017
	Fiber Solutions (1)	Transport (1)	Enterprise Networks (1)	zColo (1)	Allstream	Other (1)	Corp/ Eliminations (1)	Total
Revenue	$198.4	168.0	85.4	58.4	127.7	5.2	$—	$643.1
Adjusted EBITDA	159.7	60.3	33.4	28.6	33.2	1.3	(0.1)	316.4

Net income/(loss) to Adjusted EBITDA:
Net income/(loss)	10.6	(4.2)	9.9	(8.0)	14.1	0.6	0.3	23.3
Interest expense	40.1	12.5	7.3	9.8	3.9	—	—	73.6
Provision/(benefit) for income taxes	—	—	—	—	—	—	5.4	5.4
Depreciation and amortization	94.9	42.6	9.9	23.3	12.6	0.5	—	183.8
Transaction costs	2.3	1.8	1.7	0.4	2.1	—	—	8.3
Stock-based compensation	11.8	7.6	4.6	3.1	0.5	0.2	—	27.8
Loss on extinguishment of debt	—	—	—	—	—	—	4.9	4.9
Foreign currency gain on intercompany loans	—	—	—	—	—	—	(10.8)	(10.8)
Non-cash loss on investments	—	—	—	—	—	—	0.1	0.1
Adjusted EBITDA	$159.7	$60.3	$33.4	$28.6	$33.2	$1.3	$(0.1)	$316.4

(1) These segments are included in Communications Infrastructure

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